UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 16, 2009

AMERICAN RESOURCES & DEVELOPMENT COMPANY
(Exact name of registrant as specified in its charter)

Utah	000-18865	84-0401100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5891 Sagewood, Murray, UT	94597
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(801) 230-1030

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant's Certifying Accountant.

On September 16, 2009, American Resources & Development Company dismissed Moore & Associates, Chartered as its independent registered public accounting firm and engaged MantylaMcReynolds, LLC as our independent registered public accounting firm.  Moore & Associates, Chartered audited our financial statements for the periods ended March 31, 2009, 2008 and 2007.  The dismissal of Moore & Associates, Chartered was approved by our Board of Directors on September 16, 2009.  Moore & Associates, Chartered did not resign or decline to stand for re-election. The Public Company Accounting Oversight Board (PCAOB) revoked the registration of Moore & Associates, Chartered on August 27, 2009 because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.  As a result, we are not permitted to include audit reports or consents from Moore & Associates, Chartered in any filings we may make with the Securities and Exchange Commission after August 27, 2009.  Because Moore & Associates, Chartered audited our financial statements for the fiscal year ended March 31, 2009, which we will be required to include in our 2010 Annual Report on Form 10-K when filed, we have also engaged MantylaMcReynolds, LLC to conduct a re-audit of our financial statements for the year ended March 31, 2009,.

Neither the report of Moore & Associates, Chartered dated July 14, 2009 on our balance sheets as of March 31, 2009 and 2008 and the related statements of operations, stockholders’ equity and cash flows for the years ended March 31, 2009 and 2008, nor the report of Moore & Associates, Chartered dated June 12, 2007 on our balance sheet as of March 31, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the years ended March 31, 2007, 2006, and 2005, contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Moore & Associates, Chartered we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Moore & Associates, Chartered would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining MantylaMcReynolds, LLC, (1) neither we nor anyone on our behalf consulted MantylaMcReynolds, LLC regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) MantylaMcReynolds, LLC did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We attempted to provide Moore & Associates, Chartered with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  Moore & Associates, Chartered advised us that on advice of legal counsel they would not be providing such a letter.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources & Development Company

Date: October 27, 2009	By:	/s/ Keith M Elison
Keith M Elison
Chief Financial Officer